UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) January 16, 2007
AVALONBAY COMMUNITIES, INC.
(Exact Name of Registrant as Specified in Its Charter)
Maryland
(State or Other Jurisdiction of Incorporation)

1-12672	77-0404318

(Commission File Number)	(I.R.S. Employer Identification No.)
2900 Eisenhower Avenue, Suite 300, Alexandria, Virginia 22314
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code (703) 329-6300
          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.
On January 16, 2007, AvalonBay Communities, Inc. closed the public offering of 4.6 million shares of common stock in conjunction with its inclusion in the S&P 500. The offering consisted of 4 million shares plus an over-allotment option of 600,000 shares, which was exercised by the underwriters and closed concurrently. AvalonBay intends to use the aggregate net proceeds from the offering of approximately $594 million for general corporate purposes. J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated are acting as joint bookrunners for the offering. The underwriting agreement among AvalonBay, J.P. Morgan Securities Inc. and Morgan Stanley & Co. Incorporated is attached as Exhibit 1.1 hereto.

ITEM 9.01 Financial Statements and Exhibits
(d) Exhibits.

Exhibit No.	Description

1.1*	Underwriting Agreement dated January 9, 2007

*	Filed herewith.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 16, 2007	AVALONBAY COMMUNITIES, INC.

	By:	/s/ Thomas J. Sargeant Thomas J. Sargeant
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1*	Underwriting Agreement dated January 9, 2007.

*	Filed herewith.